Exhibit 10.2.2

PAXMED INC.

420 Lexington Avenue, Suite 300

New York, New York 10170

April 8, 2015

Dr. Lishan Aklog

10 Hickory Pine Court

Purchase, NY 10577

Dear Dr. Aklog:

This letter will serve to amend the Employment Agreement (“Employment Agreement”), dated as of October 24, 2014, between you and PAXmed Inc.

Section 3.1 of the Employment Agreement is hereby amended and restated to read as follows:

“3.1 Salary. The Company shall pay to Executive a salary (“Base Salary”) at the annual rate of $240,000. Executive’s compensation shall be paid in equal, periodic installments in accordance with the Company’s normal payroll procedures; provide however, that Executive’s Base Salary shall be paid only upon, and be subject to, the consummation of the Company’s initial public offering of its securities.”

Except as amended herein, all other provisions of the Employment Agreement shall remain in full force and effect.

Please sign this letter in the place below to confirm your agreement.

Sincerely,

PAXMED INC.

By:	/s/ Richard Salute
Name: Richard Salute
Title: CFO

AGREED TO:

/s/ Lishan Aklog
Lishan Aklog